EXHIBIT 32

SECTION 906 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Next, Inc.

By:	/s/ DAN F. COOKE
Dan F. Cooke
Chairman of the Board and Chief Executive Officer

By:	/S/ CHARLES L.THOMPSON
Charles L. Thompson
Chief Financial Officer
Chief Accounting Officer